Exhibit 10.27

AMENDMENT TO AMENDED AND RESTATED

STOCK PURCHASE AGREEMENT

This Amendment (this “Amendment”) to the Amended and Restated Stock Purchase Agreement (the “Agreement”), made and entered into as of February 26, 2008, and amended and restated as of April 17, 2008, by and among STRATEGOS, Inc., a California corporation, and Innovaro, Inc. f/k/a UTEK Corporation, a Delaware corporation (“Innovaro”), and those certain individuals listed in Annex A to such Agreement (the “Individual Sellers” and each, an “Individual Seller”) is made as of December 3, 2010 (the “Amendment Date”). Prior to the closing of the transaction contemplated by the Agreement, STRATEGOS, Inc. converted into a California limited liability company and now exists as Strategos, LLC (“Seller”). All defined terms not otherwise defined herein shall have the meanings given to them in the Agreement.

WHEREAS, Seller, Innovaro and the Individual Sellers are parties to the Agreement, pursuant to which Innovaro acquired the business of STRATEGOS, Inc., as described in the Agreement;

WHEREAS, the parties desire to amend the Agreement in various respects, as set forth herein;

NOW THEREFORE, for valuable consideration received, the parties hereby agree as follows:

1. Revised Escrowed Shares Distribution Mechanics. Section 2.02(ii) of the Agreement is hereby deleted in its entirety and replaced with the following:

(ii) On the second anniversary of the date of this Agreement, 154,876 of the remaining Escrowed shares shall be distributed to Seller and the Individual Sellers; and, on December 15, 2010, all remaining Escrowed Shares shall be distributed to Seller and the Individual Sellers.

2. Corresponding Date Change. Section 2.02(iv) of the Agreement is hereby amended by replacing the following words: “prior to the second anniversary of the date of this Agreement” with the words “prior to December 15, 2010”.

3. Effective Time. This Amendment shall become effective as of the Amendment Date.

4. Full Force and Effect. Other than as modified above, the remaining terms of the Agreement remain in full force and effect.

5. Counterparts. This Amendment may be executed in counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts together shall constitute one agreement. Facsimile or electronically scanned signatures shall be deemed to be original signatures.

6. Captions. Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Amendment.

7. Amendment. Neither this Amendment nor the Agreement may be modified except by a written agreement signed by both parties hereto.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the date first written above.

Innovaro, Inc. (f/k/a UTEK Corporation)		Strategos, LLC (f/k/a STRATEGOS, Inc.)

By:	/s/ Asa Lanum	By:	/s/ Peter Skarzynski

Name:	Asa Lanum	Name:	Peter Skarzynski

Title:	CEO	Title:	Manager

Date:	December 3, 2010	Date:	December 3, 2010

Individual Seller

Name:

Signature:

Date:

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